MobilePro Corp. CEO Resigns To Pursue Other Business Interests; Jay Wright Appointed CEO

For	Immediate	Release

Wednesday December 17, 12:10 pm ET

BETHESDA, Md., Dec. 17 /PRNewswire-FirstCall/ — MobilePro Corp. (OTC Bulletin Board: MOBL — News), an emerging company developing new global wireless technologies and applications, announced today the resignation of Arne Dunhem as chief executive officer and director of MobilePro. Dunhem tendered his resignation to the board to pursue a new CLEC business opportunity and will continue to work with MobilePro to ensure a seamless management transition.

The MobilePro board announced the appointment of Jay Wright to serve as chief executive officer effective immediately. Wright recently served as CFO for Technical and Management Services Corporation (“TAMSCO”) where he negotiated the sale of TAMSCO to Engineered Support Systems, Inc. Wright previously served as CFO of Speedcom Wireless Corporation where he helped raise more than $14.5 million in equity funding for the wireless software technology company. Wright’s experience also includes serving as an investment banker with Merrill Lynch and as a mergers and acquisitions attorney with Skadden, Arps, Slate, Meagher and Flom, LLP in New York and Foley & Lardner in Chicago.

Wright received his Bachelor’s degree in Business from Georgetown University (summa cum laude) and a JD degree from the University of Chicago Law School.

“I look forward to building an expanded management team and leveraging the company’s current business initiatives to generate value for MobilePro’s shareholders,” Wright said. “I intend to quickly address the proposed Constellation transaction, emerging Zigbee opportunities and other business development and acquisition opportunities now in progress,” said Wright.

“Arne Dunhem has made a contribution in helping MobilePro capitalize on its Korean partner connections,” said Daniel Lozinsky, a member of MobilePro’s board of directors. “We wish Arne much success in his future activities and foresee opportunities to possibly work together in future projects.”

MobilePro is an emerging company creating scaleable and global wireless technologies and applications. The company has expertise in wireless components technology and intends to leverage that expertise into delivering wireless applications and systems solutions for the global enterprise markets. The company has aligned itself into three operating units. The company’s MobilePro Applications Division intends to develop new Wireless Data Network Exchange Service(SM) (W-DEXSM)(SM) products for wireless data applications and operational support services such as wireless network monitoring and testing. The company’s MobilePro Systems Division intends to provide specialized radio frequency design services for turnkey wireless systems, wireless telemetry systems, solutions that bridge wireless local area networks (“WLAN”) and third generation (“3G”) and other wireless web systems. The company’s NeoReach Advanced Technologies Division intends to develop advanced 3G chip technology including 3G modem semiconductor chip sets for handset telephones, pico-cell base stations, smart antenna technology and advanced radio frequency semiconductors.

An investment profile about MobilePro Corp. may be found online at www.hawkassociates.com/mobilepro/profile.htm

For more information, contact MobilePro CEO Jay Wright at (301) 315-9040. For investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383. Email: info@hawkassociates.com. Detailed information about MobilePro can be found on the website www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website www.hawkassociates.com.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company’s expectations or beliefs concerning future events of the company’s financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward- looking statements. Results actually achieved may differ materially from expected results included in these statements.

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Legal Notice Regarding Forward-Looking Statements: “Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. Forward-looking statements represent management’s best judgment as to what may occur in the future, but are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those presently anticipated or projected by management. These statements are only predictions and may differ materially from actual future results or events. Mobilepro disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.